Exhibit 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation
(480) 606-3337
Sharrifah Al-Salem, FD
(415) 293-4414

RURAL/METRO ANNOUNCES STRONG SECOND-QUARTER RESULTS;

RAISES 2010 ADJUSTED EBITDA GUIDANCE TO $63.0-$65.0 MILLION

Highlights:

•	Company completed $220.0 million debt refinancing to improve overall capital structure; second-quarter results include $13.8 million pre-tax loss on debt extinguishment.

•	Quarterly net revenue increased 12.0% over the prior year to $133.5 million; year-to-date net revenue increased 9.4% over the prior year to $264.3 million.

•	Quarterly net loss attributable to Rural/Metro, which included the loss on debt extinguishment, was $4.8 million.

•

Quarterly Adjusted EBITDA from continuing operations increased 10.8% over the prior-year period to $16.5 million; year-to-date Adjusted EBITDA from continuing operations increased 17.3% from the first two quarters of fiscal 2009 to $34.3 million.

SCOTTSDALE, Ariz. (Feb. 9, 2010) – Rural/Metro Corporation (NASDAQ: RURL), a leading provider of ambulance and private fire protection services, today announced strong financial results for its fiscal 2010 second quarter ended December 31, 2009.

“The continued success of our business results from the strength of our business model, which drives our ability to generate solid revenue growth, improve operating margins and maintain positive momentum in key operating metrics,” said Conrad A. Conrad, interim President and Chief Executive Officer. “We believe we can continue to leverage our operating strengths in the future, and, therefore, are raising our guidance for Adjusted EBITDA from continuing operations.”

Guidance Revised Upward

The Company raised guidance for the fiscal year ending June 30, 2010 to reflect the continued strength of operational and financial performance reflected in second fiscal quarter results. The Company revised Adjusted EBITDA from continuing operations to a range of $63.0 million to $65.0 million. Adjusted EBITDA from continuing operations excludes the effect of the loss on extinguishment of debt and share-based compensation expense. Capital expenditure guidance remained unchanged in the range of $16.0 million to $19.0 million.

Results of Operations for the Fiscal 2010 Second Quarter Ended December 31, 2009

For the quarter ended December 31, 2009, Rural/Metro generated net revenue of $133.5 million, an increase of 12.0%, or $14.3 million, compared to $119.2 million for the same period last year. The growth was primarily attributable to same-service area revenue growth and new contract revenue.

Payroll and employee benefits for the second fiscal quarter were $81.1 million, or 60.7% of net revenue, compared to $74.4 million, or 62.4% of net revenue, in the same period of the prior year. The year-over-year increase in actual payroll dollars was driven primarily by additional labor hours deployed in response to a 5.2% increase in ambulance transport volume, higher expenses related to employee health and workers’ compensation insurance programs and annual merit raises.

Other operating expenses for the second fiscal quarter were $30.9 million, or 23.1% of net revenue, compared to $27.5 million, or 23.0% of net revenue for the same period of the prior year. The year-over-year increase is attributable primarily to increases in vehicle and equipment expense, as well as other station expenses.

General and auto liability insurance expense for the second fiscal quarter was $5.2 million, compared to $2.4 million for the same period of the prior year. The year-over-year variance in this expense was driven primarily by $1.5 million in current-year increased claims costs and a $1.3 million net increase in actuarial adjustments during the quarter.

During the second quarter, the Company successfully concluded a $220.0 million debt refinancing transaction and achieved its goals to simplify the capital structure, gain flexibility to pre-pay debt and reduce the overall cost of capital. The current debt structure includes a $180.0 million term loan due 2014 and a $40.0 million revolving credit line. In connection with the refinancing, the Company recorded a loss on extinguishment of debt of $13.8 million.

Including the loss on extinguishment of debt, the second-quarter net loss attributable to Rural/Metro was $4.8 million, or a loss per share of $0.19, compared to net income of $1.1 million and earnings per share (EPS) of $0.04 for the second quarter of the prior year. Excluding the loss on debt extinguishment, net income attributable to Rural/Metro would have been $3.2 million, or diluted EPS of $0.13.

Adjusted EBITDA from continuing operations for the second quarter increased 10.8%, or $1.6 million, to $16.5 million compared to $14.9 million for the same period in fiscal 2009.

Results of Operations for the Six Months Ended December 31, 2009

For the six months ended December 31, 2009, Rural/Metro generated net revenue of $264.3 million, an increase of 9.4% compared to $241.7 million for the same period last year. The increase was primarily attributable to same-service-area revenue growth and new contract revenue.

Payroll and employee benefits for the six-month period were $162.4 million, or 61.4% of net revenue, compared to $149.5 million, or 61.9% of net revenue for the same period of the prior year. The year-over-year increase in actual payroll dollars was driven primarily by additional labor hours driven by a 3.2% increase in ambulance transport volume when compared to the prior year, higher expenses related to employee health insurance and workers’ compensation insurance programs and annual merit raises.

Other operating expenses for the six-month period were $58.8 million, or 22.2% of net revenue, compared to $56.8 million, or 23.5% of net revenue for the same period of the prior year. The year-over-year difference is attributable primarily to increases in vehicle and equipment expense, as well as other station expenses, offset by lower fuel costs.

General and auto liability insurance expense for the first six months of fiscal 2010 was $8.6 million, compared to $5.8 million for the same period of the prior year. The year-over-year variance in this expense was driven primarily by $1.5 million in current-year increased claims costs and a $1.3 million net increase in actuarial adjustments during the quarter.

Including the loss on debt extinguishment, net loss attributable to Rural/Metro was $1.9 million, or a loss per share of $0.07 during the first six months of fiscal 2010, compared to net income of $1.8 million and diluted EPS of $0.07 during the first six months of fiscal 2009. Excluding the loss on debt extinguishment, net income attributable to Rural/Metro for the fiscal 2010 six-month period would have been $6.1 million, or diluted EPS of $0.24.

Adjusted EBITDA from continuing operations for the six months ended December 31, 2009 increased 17.3%, or $5.1 million, to $34.3 million compared to $29.2 million for the same period in fiscal 2009.

Adjusted EBITDA from continuing operations and net income and diluted EPS attributable to Rural/Metro excluding the loss on debt extinguishment are key indicators management uses to evaluate operating performance. While Adjusted EBITDA from continuing operations and net income and diluted EPS attributable to Rural/Metro excluding the loss on debt extinguishment are not intended to replace presentations included in the Company’s consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, the Company believes these measures are useful to investors in assessing its ability to meet future debt service, capital expenditure and working capital requirements. This calculation may differ in the method of calculation from similarly titled measures used by other companies. A reconciliation of Adjusted EBITDA to income/(loss) from continuing operations and discontinued operations for the three and six months ended December 31, 2009 and 2008, as well as a reconciliation of net income and diluted EPS attributable to Rural/Metro excluding the loss on debt extinguishment to net loss attributable to Rural/Metro and diluted earnings per share for the three and six months ended December 31, 2009 and 2008, are included with this press release and the related current report on Form 8-K.

Second-Quarter Operating Statistics

The following table provides results for medical transports, Average Patient Charge (APC), and Days Sales Outstanding (DSO) during each of the five most recent quarters:

•	The quarterly increase in transport volume when compared to the same prior-year period was driven equally by growth in emergency and non-emergency transports.

•

APC improvement of $33 per transport when compared to the same fiscal 2009 quarter was primarily due to further reductions in uncompensated care and secondarily to rate increases. Uncompensated care as a percentage of gross revenue decreased further to 13.4%, compared to 13.8% for the same period of the prior year. APC represents average cash collected per ambulance transport during the period.

•

DSO improved by 11 days when compared to the same prior-year period and 3 days when compared to the first quarter of fiscal 2010. This improvement was related primarily to the Company’s ongoing national implementation of the electronic patient care records system and related billing and collections effectiveness.

	Q2 ‘09	Q3 ‘09	Q4 ‘09	Q1 ‘10	Q2 ‘10
	(12/31/08)	(3/31/09)	(6/30/09)	(9/30/09)	(12/31/09)
Medical Transports (1)	258,344	265,969	266,952	269,317	271,856
Average Patient Charge (APC) (2)	$364	$374	$378	$389	$397
Days Sales Outstanding (DSO) (3)	57	55	52	49	46

(1)	Defined as emergency and non-emergency medical patient transports from continuing operations.
(2)	Net medical transport APC is defined as gross ambulance transport revenue less provisions for contractual allowances applicable to Medicare, Medicaid and other third-party payers and uncompensated care divided by medical transports from continuing operations.
(3)	DSO is calculated using the average accounts receivable balance on a rolling 13-month basis and net revenue on a rolling 12-month basis and has not been adjusted to eliminate discontinued operations.

Conference Call to Discuss Results

The Company will discuss results in a conference call today beginning at 8 a.m. Pacific/11 a.m. Eastern. To access the conference call, dial 888-525-6276 (domestic) or 719-325-2115 (international). The call also will be broadcast and archived on the Company’s web site at www.ruralmetro.com. A telephone replay will be available from approximately 2 p.m. Eastern today through 11:59 p.m. Eastern Feb. 12, 2010. To access the replay, dial 888-203-1112. From international locations, dial 719-457-0820. The required pass code is 8428507.

About Rural/Metro

Rural/Metro Corporation provides emergency and non-emergency ambulance services and private fire protection services in 20 states and approximately 400 communities throughout the United States. For more information, visit the Company’s web site at www.ruralmetro.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

The foregoing reflects the Company’s views about its future financial condition, performance and other matters that constitute “forward-looking” statements as such term is defined by the federal securities laws. Many of these statements can be found by looking for words such as “believe”, “anticipate”, “expect”, “plan”, “intend”, “may”, “should”, “will likely result”, “continue”, “estimate”, “project”, “goals”, or similar words used herein in connection with any discussions of future operating or financial performance or business prospects. We may also make forward-looking statements in our earnings reports filed with the Securities and Exchange Commission (SEC), earnings calls and other investor communications. These forward-looking statements are subject to the safe harbor protection provided by federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions, including those relating to the Company’s future business prospects, uncompensated care, working capital, accounts receivable collection, liquidity, cash flow, EBITDA, adjusted EBITDA, capital expenditures, insurance coverage and claim reserves, capital needs, key operating metrics, future growth plans, future operating results, and future compliance with covenants in our debt facilities or instruments. In addition, the Company may face risks and uncertainties related to other factors that are listed in its periodic reports filed under the Securities Exchange Act. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, because the statements are subject to risks and uncertainties, the Company can give no assurance that its expectations will be attained or that actual developments and results will not materially differ from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

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(RURL/F)

RURAL/METRO CORPORATION

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share data)

	December 31, 2009	June 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$15,136	$37,108
Restricted cash	4,560	—
Accounts receivable, net	59,869	64,355
Inventories	8,137	8,535
Deferred income taxes	24,851	25,032
Prepaid expenses and other	6,897	19,895

Total current assets	119,450	154,925

Property and equipment, net	47,040	49,096
Goodwill	37,700	37,700
Restricted cash	17,842	—
Deferred income taxes	42,754	41,678
Other assets	10,627	11,556

Total assets	$275,413	$294,955

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$15,187	$14,883
Accrued liabilities	43,348	57,588
Deferred revenue	20,899	21,585
Current portion of long-term debt	4,859	199

Total current liabilities	84,293	94,255

Long-term debt, net of current portion	266,037	277,110
Other long-term liabilities	30,374	28,497

Total liabilities	380,704	399,862

Rural/Metro Stockholders’ deficit:
Common stock, $0.01 par value, 40,000,000 shares authorized, 25,244,914 and 24,852,726 shares issued and outstanding at December 31, 2009 and June 30, 2009, respectively	252	248
Additional paid-in capital	156,417	155,187
Treasury stock, 96,246 shares at both December 31, 2009 and June 30, 2009	(1,239)	(1,239)
Accumulated other comprehensive loss	(2,499)	(2,597)
Accumulated deficit	(260,182)	(258,331)

Total Rural/Metro stockholders’ deficit	(107,251)	(106,732)

Noncontrolling interest	1,960	1,825

Total stockholders’ deficit	(105,291)	(104,907)

Total liabilities and stockholders’ deficit	$275,413	$294,955

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Net revenue	$133,513	$119,204	$264,335	$241,677

Operating expenses:
Payroll and employee benefits	81,096	74,419	162,387	149,537
Depreciation and amortization	3,827	3,613	7,637	6,925
Other operating expenses	30,862	27,463	58,753	56,772
General/auto liability insurance expense	5,182	2,373	8,599	5,771
Gain on sale of assets	(240)	(47)	(403)	(240)

Total operating expenses	120,727	107,821	236,973	218,765

Operating income	12,786	11,383	27,362	22,912
Interest expense	(7,175)	(7,763)	(14,645)	(15,576)
Interest income	49	33	131	148
Loss on debt extinguishment	(13,842)	—	(13,842)	—

Income (loss) from continuing operations before income taxes	(8,182)	3,653	(994)	7,484
Income tax benefit (provision)	4,035	(2,077)	398	(4,302)
Income (loss) from continuing operations	(4,147)	1,576	(596)	3,182
Income (loss) from discontinued operations, net of income taxes	(293)	(290)	(220)	(597)

Net income (loss)	$(4,440)	$1,286	$(816)	$2,585

Net income attributable to noncontrolling interest	(330)	(215)	(1,035)	(742)

Net income (loss) attributable to Rural/Metro	$(4,770)	$1,071	$(1,851)	$1,843

Income (loss) per share:
Basic -
Income (loss) from continuing operations attributable to Rural/Metro	$(0.18)	$0.05	$(0.06)	$0.10
Loss from discontinued operations attributable to Rural/Metro	$(0.01)	(0.01)	$(0.01)	(0.03)

Net income (loss) attributable to Rural/Metro	$(0.19)	$0.04	$(0.07)	$0.07

Diluted -
Income (loss) from continuing operations attributable to Rural/Metro	$(0.18)	$0.05	$(0.06)	$0.10
Loss from discontinued operations attributable to Rural/Metro	$(0.01)	(0.01)	$(0.01)	(0.03)

Net income (loss) attributable to Rural/Metro	$(0.19)	$0.04	$(0.07)	$0.07

Average number of common shares outstanding - Basic	25,069	24,826	24,964	24,824

Average number of common shares outstanding - Diluted	25,069	24,910	24,964	24,913

RURAL/METRO CORPORATION

RECONCILIATION OF NET LOSS EXCLUDING LOSS ON DEBT EXTINGUISHMENT

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Net income (loss) attributable to Rural/Metro	$(4,770)	$1,071	$(1,851)	$1,843

Loss on debt extinguishment	13,842	—	13,842	—
Tax effect of loss on debt extinguishment	(5,865)	—	(5,865)	—
Adjusted net income attributable to Rural Metro	3,207	1,071	6,126	1,843

Income per share:
Basic -
Net income attributable to Rural/Metro	$0.13	$0.04	$0.25	$0.07

Diluted -
Net income attributable to Rural/Metro	$0.13	$0.04	$0.24	$0.07

Average number of common shares outstanding - Basic	25,069	24,826	24,964	24,824

Average number of common shares outstanding - Diluted	25,324	24,910	25,264	24,913

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended December 31, 2009 and 2008

(unaudited)

(in thousands)

	2009	2008
Cash flows from operating activities:
Net income (loss)	$(816)	$2,585
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	7,752	7,181
Non-cash adjustments to insurance claims reserves	2,149	(1,453)
Accretion of 12.75% Senior Discount Notes	5,465	4,830
Accretion of Term Loan Due 2014	66	—
Deferred income taxes	(463)	2,128
Excess tax benefits from share-based compensation	(491)	—
Amortization of deferred financing costs	980	1,089
Non-cash loss on debt extinguishment	2,261	—
Loss on disposal of property and equipment	38	52
Gain on property insurance settlement	(119)	—
Share-based compensation expense	304	117
Change in assets and liabilities -
Accounts receivable	4,486	5,801
Inventories	398	46
Prepaid expenses and other	(75)	2,014
Other assets	(3,496)	339
Accounts payable	184	(2,591)
Accrued liabilities	(1,628)	(1,686)
Deferred revenue	(686)	(441)
Other liabilities	262	(680)

Net cash provided by operating activities	16,571	19,331

Cash flows from investing activities:
Capital expenditures	(5,514)	(8,191)
Proceeds from property insurance settlement	119	—
Proceeds from the sale/disposal of property and equipment	8	—
Increase in restricted cash	(22,402)	—

Net cash used in investing activities	(27,789)	(8,191)

Cash flows from financing activities:
Payments on Term Loan B	(66,000)	(7,000)
Payments on senior subordinated notes	(121,000)	—
Payments on other debt and capital leases	(147)	(207)
Borrowings under Term Loan Due 2014	178,200	—
Debt refinancing costs	(1,837)	—
Excess tax benefits from share-based compensation	491	—
Net proceeds from issuance of common stock under share-based compensation plans	439	2
Distributions to noncontrolling interest	(900)	(250)

Net cash used in financing activities	(10,754)	(7,455)

Increase (decrease) in cash and cash equivalents	(21,972)	3,685
Cash and cash equivalents, beginning of year	37,108	15,907

Cash and cash equivalents, end of year	$15,136	$19,592

Supplemental disclosure of non-cash operating activities:
Increase (decrease) in other current assets and accrued liabilities for general liability insurance claim	$(13,073)	$1,160

Supplemental disclosure of non-cash investing and financing activities:
Property and equipment funded by liabilities	$620	$1,402

Supplemental cash flow information:
Cash paid for interest	$11,693	$9,656
Cash paid for income taxes, net	$1,279	$487

RURAL/METRO CORPORATION

RECONCILIATION OF INCOME (LOSS) FROM CONTINUING AND DISCONTINUED OPERATIONS TO EBITDA

(unaudited)

(in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Income (loss) from continuing operations	$(4,147)	$1,576	$(596)	$3,182
Add (deduct):
Depreciation and amortization	3,827	3,613	7,637	6,925
Interest expense	7,175	7,763	14,645	15,576
Interest income	(49)	(33)	(131)	(148)
Income tax provision (benefit)	(4,035)	2,077	(398)	4,302
Income attributable to noncontrolling interest	(330)	(215)	(1,035)	(742)

EBITDA from continuing operations attributable to Rural/Metro	2,441	14,781	20,122	29,095

Add (deduct):
Share-based compensation expense	168	72	304	117
Loss on debt extinguishment	13,842	—	13,842	—

Adjusted EBITDA from continuing operations attributable to Rural/Metro	16,451	14,853	34,268	29,212

Income (loss) from discontinued operations	(293)	(290)	(220)	(597)
Add (deduct):
Depreciation and amortization	46	172	115	256
Income tax provision (benefit)	(282)	(190)	(225)	(476)

EBITDA from discontinued operations attributable to Rural/Metro	(529)	(308)	(330)	(817)

Total adjusted EBITDA attributable to Rural/Metro	$15,922	$14,545	$33,938	$28,395